UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2018
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.
On November 12, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Lions Gate Entertainment Corp. (the “Company”) approved the terms of a new employment agreement between the Company and Brian Goldsmith, the Company’s Chief Operating Officer. The new agreement has a four-year term that commenced on October 1, 2018 and supersedes Mr. Goldsmith’s prior employment agreement.
Under the agreement, Mr. Goldsmith will receive an annual base salary of $1,000,000. He will also be eligible for an annual incentive bonus, such bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer (the “CEO”), with the target amount of his annual bonus being 100% of his base salary. The agreement also provides for Mr. Goldsmith to participate in the Company's usual benefit programs and perquisites for executives at his level.
Mr. Goldsmith has also been granted the following equity-based awards in connection with his new agreement (his “Signing Grants”): (i) a time-vesting award of options to purchase the Company’s Class B common shares; (ii) a performance-vesting award of options to purchase the Company’s Class B common shares; (iii) a time-vesting award of restricted share units with respect to the Company’s Class B common shares; and (iv) a performance-vesting award of restricted share units with respect to the Company’s Class B common shares. The number of shares subject to each of these four Signing Grants will be determined by dividing $875,000 by the closing price of a Class B common share on the date of grant of the Signing Grants (so that the total grant date value of the Signing Grants is $3,500,000). Each Signing Grant vests in three equal installments on March 11, 2020, September 11, 2020 and September 11, 2021, with the vesting of the performance-based Signing Grants to be contingent on achievement of performance metrics determined by the Compensation Committee in consultation with the CEO. The agreement also provides for Mr. Goldsmith to receive, subject in each case to approval by the Compensation Committee, the following equity-based awards each year over the term of the agreement (his “Annual Grants”): (i) a time-vesting award of options to purchase the Company’s Class B common shares; (ii) a performance-vesting award of options to purchase the Company’s Class B common shares; (iii) a time-vesting award of restricted share units with respect to the Company’s Class B common shares; and (iv) a performance-vesting award of restricted share units with respect to the Company’s Class B common shares. The number of shares subject to each of the four awards comprising each Annual Grant will be determined by dividing $875,000 by the closing price of a Class B common share on the date of that Annual Grant (so that the total grant date value of each Annual Grant will be $3,500,000). Each Annual Grant vests in equal installments on the first three anniversaries of the applicable grant date, and vesting of the performance-based Annual Grants is also subject to an assessment of Mr. Goldsmith’s performance over the 12-month period ending on the applicable vesting date, based on such performance criteria determined by the Compensation Committee in consultation with the CEO.
The agreement also provides that, if Mr. Goldsmith’s employment is terminated by the Company without cause (as defined in the agreement), he would be entitled to a severance payment equal to 50% of his base salary for the remainder of the term of the agreement (but in no event less than the greater of 15 months of his base salary or the amount he would receive under the Company’s severance plan in effect at the time of termination (the “severance plan”)), a prorated bonus for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to twelve months. However, if Mr. Goldsmith’s employment is terminated by the Company without cause or by him for good reason, and such termination occurs within 12 months after a change in control or a change in management (as such terms are defined in the agreement), he would be entitled to a severance payment equal to 100% of his base salary for the remainder of the term (but in no event less than the greater of 18 months of his base salary or the amount he would receive under the severance plan), in addition to the pro-rated bonus and payment of COBRA premiums noted above. If Mr. Goldsmith’s employment terminates due to his death or disability, the Company would pay a prorated bonus for the fiscal year in which his termination occurs and COBRA premiums for up to 12 months.
In addition, if Mr. Goldsmith’s employment is terminated by the Company without cause (or if he resigns for good reason within 12 months following a change in management), (1) any portion of his Signing Grants and Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date, and (2) fifty percent of any portion of his Signing Grants and Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest more than 12 months and less than 24 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date. If a change in control of the Company occurs and Mr. Goldsmith’s employment is terminated by the Company without cause or by him for good reason within 12 months after the change in control, then (a) any portion of his Signing Grants and Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of the portion of each Annual Grant that (i) has not previously been granted and is otherwise scheduled to be granted after his termination date, and (ii) is scheduled to vest on or before the last day of the term of the employment agreement, with the value of each Annual Grant for these purposes to be based on the grant date value of the award noted above and such payment to be made in cash or, at the Company’s election, in Class B common shares. If Mr. Goldsmith’s employment terminates due to his death or disability, any portion of his Signing Grants and Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 24 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date. In each case, any portion of Mr. Goldsmiths’ Signing Grants and Annual Grants that is then outstanding and not vested after giving effect to these acceleration provisions will be cancelled on his termination date.
Mr. Goldsmith’s right to receive the severance payments, accelerated vesting, and other severance benefits under his employment agreement described above is subject to his execution of a release of claims in favor of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 16, 2018	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By: /s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer